SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) January 23, 2002
                                                         ----------------


                              IRT PROPERTY COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Georgia                         1-7859                 58-1366611
  ----------------------------         ------------          -------------------
  (State or Other Jurisdiction         (Commission             (IRS Employer
        of Incorporation)              File Number)          Identification No.)


  200 Galleria Parkway, Suite 1400, Atlanta, Georgia                    30339
  --------------------------------------------------                  ----------
       (Address of Principal Executive Offices)                       (Zip Code)


  Registrant's telephone number, including area code              (770) 955-4406
                                                                  --------------

ITEM  5.     OTHER  EVENTS.

     Sale  of  Senior  Debt  Securities
     ----------------------------------

     On January 23, 2002, IRT Property Company, a Georgia corporation (the "Company"), completed the sale of $25,000,000 of its 7.84% Fixed Rate Senior Notes due 2012 (the "Notes") pursuant to the Company's $100,000,000 Medium Term Note Program (the "MTN Program"). The Notes are unconditionally guaranteed (the "Guarantees," and, together with the Notes, the "Securities") as to the payment of principal, premium, if any, and interest by each of IRT Partners, L.P., IRT Capital Corporation II, IRT Management Company and IRT Alabama, Inc. (the "Guarantors"). The Securities were issued under the Indenture, dated as of September 9, 1998 (as amended and supplemented, the "Indenture"), by and among the Company, the Guarantors and SunTrust Bank, as Trustee.

     The Securities were registered with the Securities and Exchange Commission (the "Commission") pursuant to the Company's and the Guarantors' Registration Statement on Form S-3 (File No. 333-53638) (as amended and supplemented, the "Registration Statement"), filed with the Commission on January 12, 2001 and declared effective by the Commission on January 23, 2001.

     Agency  Agreement  and  Terms  Agreement
     ----------------------------------------

     In connection with the establishment of the MTN Program, the Company and the Guarantors entered into an Agency Agreement, dated as of March 23, 2001 (as amended and supplemented, the "Agency Agreement"), with Credit Suisse First Boston Corporation, Wachovia Securities, Inc. and First Union Securities, Inc., each as agents (the "Agents"), pursuant to which the Agents agreed to assist the Company in offering and selling securities issued under the MTN Program. The Company and the Guarantors entered into a related Terms Agreement, dated as of January 16, 2002, with First Union Securities, Inc., as Agent, with respect to the issuance and sale of the Securities.

     Use  of  Proceeds
     -----------------

     The Company received net proceeds from the sale of the Securities, after expenses, of approximately $24.7 million. The Company intends to use approximately $24.0 million of the net proceeds to redeem all of its 7.3% convertible subordinated debentures (the "7.3% Debentures"), including payment of accrued but unpaid interest on such 7.3% Debentures. Total principal and accrued interest on the 7.3% Debentures was approximately $24.0 million as of December 31, 2001. The 7.3% Debentures accrue interest at a rate of 7.3% per annum and are due on August 15, 2003.

     The remaining $700,000 of net proceeds will be used by the Company to prepay its 9.625% secured borrowing from Provident Mutual Life Insurance Co. due June 1, 2002. The secured borrowing accrues interest at 9.625% per annum and, as of December 31, 2001, there was approximately $5.2 million outstanding on such borrowing.

     Miscellaneous
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     The  Company  is  filing  this Current Report on Form 8-K to incorporate by reference certain information contained herein and in the exhibits hereto into the Registration Statement. By filing this Current Report on Form 8-K, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a "fundamental change" (as such term is used in Item 512(a)(1)(ii) of Regulation S-K) in the information set forth in the Registration Statement.


ITEM  7.     FINANCIAL  STATEMENTS,  PRO  FORMA  INFORMATION  AND EXHIBITS.

     (c)     Exhibits
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

             EXHIBIT NUMBER*                                DESCRIPTION
             ---------------   ---------------------------------------------------------------------------

                 1.3           Terms Agreement, dated as of January 16, 2002, by and among IRT Property
                               Company, IRT Partners, L.P., IRT Capital Corporation II, IRT Management
                               Company, IRT Alabama, Inc. and First Union Securities, Inc.

                 4.17          Specimen Fixed Rate Note (including the Guarantees).

                 99.3          Press Release, dated January 23, 2002, announcing the completion of the offering of the Securities.

                 99.4          Other Expenses of Issuance and Distribution (as required by Item 14 of Form
                               S-3).

            *     The  exhibit  numbers set forth herein correspond to the exhibit list contained in the
                  Registration  Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IRT  PROPERTY  COMPANY


Date:     January  25,  2002          By:   /s/  James  G.  Levy
                                            --------------------
                                            Name:     James  G.  Levy
                                            Title:    Chief  Financial  Officer